UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

VistaPrint Limited

Canon’s Court

22 Victoria Street

Hamilton, Bermuda HM 12

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMPLETION OF THE TRANSACTION

On August 31, 2009, VistaPrint Limited (“VistaPrint Limited”) completed a share exchange transaction, effected by a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”), pursuant to which each holder of common shares of VistaPrint Limited issued and outstanding immediately prior to the closing of the Scheme of Arrangement exchanged all such common shares for the same number of ordinary shares of a new Dutch entity, Vistaprint N.V. (the “Transaction”). The Scheme of Arrangement, which was sanctioned by the Supreme Court of Bermuda on August 14, 2009, became effective upon the filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies on August 31, 2009. As a result of the Transaction, VistaPrint Limited became a wholly owned subsidiary of Vistaprint N.V. The Transaction was previously approved by the Board of Directors of VistaPrint Limited in April 2009 and by the shareholders of VistaPrint Limited at a special meeting of shareholders held on August 6, 2009.

At 4:01 p.m. on August 31, 2009 (the “Transaction Time”), the following steps occurred effectively simultaneously:

•

1,895,662 common shares of VistaPrint Limited that were held in treasury were transferred to Vistaprint N.V., in consideration for which Vistaprint N.V. issued 1,895,662 ordinary shares (the “Treasury Shares”) to VistaPrint Limited;

•	Immediately following the share exchange relating to the Treasury Shares outlined above, all issued and outstanding common shares of VistaPrint Limited were transferred to Vistaprint N.V.;

•

Each shareholder of VistaPrint Limited received one new ordinary share of Vistaprint N.V. as the sole consideration and in exchange for each issued and outstanding common share of VistaPrint Limited; and

•

Vistaprint N.V. assumed VistaPrint Limited’s existing equity incentive plans, including the shares reserved for future issuance, and VistaPrint Limited’s obligation to deliver shares under those equity incentive plans.

Effective September 1, 2009, the ordinary shares of Vistaprint N.V. will be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same market and the same symbol under which the common shares in VistaPrint Limited were listed prior to the closing of the Transaction.

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreements

On August 31, 2009, Vistaprint N.V. entered into indemnification agreements with each member of its management board and supervisory board that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. These agreements provide that Vistaprint N.V. will indemnify each such supervisory or management board member for any action taken against the management board and supervisory board member in such capacity (or such similar capacity) or by reason of any action alleged to have been taken or omitted in connection therewith, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Vistaprint N.V. and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. These agreements permit expenses to be advanced to an indemnitee, subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the supervisory board of Vistaprint N.V., an independent counsel or the stockholders of Vistprint N.V. (the “Decision Makers”) will determine whether indemnification payment should be made in any particular instance. In making such determination, the Decision Makers must presume that the indemnitee is entitled to such indemnification and Vistaprint N.V. has the burden of proof in seeking to overcome such presumption. If the Decision Maker determines that the supervisory or management board member is not entitled to indemnification, the agreements provide that such person is entitled to settle disputes with respect to the right to indemnification under the agreement in a competent court in Amsterdam, the Netherlands. The indemnification agreements are governed by Dutch law.

The form of indemnification agreement entered into by each member of the management board and supervisory board is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary of the form of indemnification agreement is qualified in its entirety by reference to Exhibit 10.1.

Assumption of Stock Plans

In connection with the Transaction, VistaPrint Limited and Vistaprint N.V. entered into an Assumption Agreement with respect to VistaPrint Limited’s equity incentive plans (the “Assumption Agreement”). VistaPrint Limited had, immediately prior to the Transaction, three equity incentive plans: the Amended and Restated 2000-2002 Share Incentive Plan, as amended, the 2005 Non-Employee Directors’ Share Option Plan, as amended, and the Amended and Restated 2005 Equity Incentive Plan, that provide for the granting of options, restricted shares, restricted share units or other rights to purchase or receive common shares of VistaPrint Limited or the right to receive benefits or amounts by reference to those shares. We refer to these plans as the equity incentive plans. Pursuant to the Assumption Agreement, Vistaprint N.V. assumed VistaPrint Limited’s existing obligations to deliver shares under the equity incentive plans pursuant to those plans’ terms (as they may be amended or modified to take into account the Transaction). In addition to assuming the equity incentive plans, the Assumption Agreement provides for amendments or other modifications as necessary in connection with the assumption by Vistaprint N.V., including to: (1) facilitate the assumption and adoption by Vistaprint N.V. of the equity incentive plans it will sponsor or various rights, duties or obligations under the equity incentive plans; (2) provide that shares of Vistaprint N.V. will be issued, acquired, purchased, held, available or used to measure benefits or calculate amounts as appropriate under the equity incentive plans, instead of shares of VistaPrint Limited; and (3) provide for the appropriate substitution of Vistaprint N.V. in place of references to VistaPrint Limited under the equity incentive plans.

The Assumption Agreement is effective as of the Transaction Time (as such term is defined in the Assumption Agreement).

The Assumption Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary of the assumption agreement is qualified in its entirety by reference to Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities

On August 31, 2009, pursuant to the Transaction, each holder of VistaPrint Limited’s common shares outstanding immediately before the Transaction received one ordinary share of Vistaprint N.V., in exchange for each outstanding common share of VistaPrint Limited.

In connection with the Transaction, Vistaprint N.V. issued a total of 43,001,602 ordinary shares of Vistaprint N.V. (excluding those ordinary shares issued in exchange for VistaPrint Limited common shares held in treasury by VistaPrint Limited) to the holders of VistaPrint Limited’s common shares immediately prior to the effective time of the Transaction. The terms and conditions of the issuance and exchange of the securities were sanctioned by the Supreme Court of Bermuda, after a hearing upon the fairness of such terms and conditions at which all Company shareholders had a right to appear and of which adequate notice had been given. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 3(a)(10) of the Securities Act.

Item 3.03	Material Modification of Rights of Security Holders

The information included under Item 5.03 and Item 8.01 are incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant

The description of the Transaction included above under the caption “Completion of the Transaction” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Each of Robert Keane, the President and Chief Executive Officer; Janet Holian, President of VistaPrint Europe; Wendy Cebula, President of VistaPrint North America; and Michael Giannetto, the Executive Vice President and Chief Financial Officer, served as the executive officers of VistaPrint Limited, as that term is defined under U.S. Securities and Exchange Commission rules and regulations. Each of these officers will remain in their current position following the Transaction and have been appointed as members of Vistaprint N.V.’s management board, which is responsible for managing the day-to-day operations of Vistaprint N.V.

As of the completion of the Transaction, Vistaprint N.V. has five members of the supervisory board. The supervisory board is responsible for supervising the conduct of the management board and the general course of our business, as well as for providing advice to the management board. The members of the supervisory board serve for a maximum of four-year terms. The initial terms of each of the members of the supervisory board expire at the annual general meeting for the years indicated:

Supervisory Board Member	Expiration of Term
John J. Gavin, Jr.	2009
George Overholser	2009
Louis Page	2010
Richard T. Riley	2010
Peter Gyenes	2011

Robert Keane, the chief executive officer and a director and Chairman of the Board of VistaPrint Limited, serves as a member of the management board of Vistaprint N.V., and accordingly is not permitted under Dutch law to serve as a member of the supervisory board. Vistaprint N.V. has established three committees of the Board, the composition of these committees shall be the same as the committees for VistaPrint Limited. The information under the heading “Certain Relationships and Related Transactions” in VistaPrint Limited’s definitive proxy statement dated October 10, 2008 and filed with the Securities and Exchange Commission on October 10, 2008 is incorporated herein by reference.

The members of the management board and supervisory board are eligible to receive equity awards under the equity incentive plans. In addition, each member of the management board and supervisory board have entered into indemnification agreements with Vistaprint N.V. The information included under Item 1.01 regarding the equity incentive plans and the indemnification agreements is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On August 31, 2009, in connection with and effective upon completion of the Transaction, Vistaprint N.V. amended its articles of association. The summary of the material terms of the articles of association, as amended, and the comparison of the rights of shareholders under the amended articles of association described under the headings “Description of Vistaprint N.V. Shares” and “Comparison of Rights of Shareholders” in VistaPrint Limited’s definitive proxy statement dated June 30, 2009 and filed with the Securities and Exchange Commission on June 30, 2009 is incorporated herein by reference. The complete text of the articles of association as amended of Vistaprint N.V. is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. The summary of the articles of association is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01.	Other Events

As noted above, at 4:01 p.m. (eastern time) on August 31, 2009, VistaPrint Limited and Vistaprint N.V. completed a share exchange transaction under the terms of a share exchange agreement, dated as of June 30, 2009, effected by way of a scheme of arrangement under Bermuda law. In the Transaction, each holder of VistaPrint Limited’s common shares outstanding immediately prior to the Transaction received one Vistaprint N.V. ordinary share in exchange for each outstanding common share of VistaPrint Limited. As a result of the Transaction, VistaPrint Limited became a direct, wholly-owned subsidiary of Vistaprint N.V. On August 31, 2009, Vistaprint N.V. issued a press release announcing the completion of the Transaction. The press release is attached as Exhibit 99.1.

Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, the Vistaprint N.V. ordinary shares are deemed registered under Section 12(b) of the Exchange Act. Effective September 1, 2009, the ordinary shares of the Dutch company will be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same market and the same symbol under which the common shares in VistaPrint Limited were listed through August 31, 2009.

Set forth below is a description of the share capital of Vistaprint N.V. For purposes of the following description, references to “we” and “our” refer to Vistaprint N.V.

DESCRIPTION OF VISTAPRINT N.V. SHARES

The following description of Vistaprint N.V.’s share capital is a summary. This summary is not complete and is subject to the complete text of Vistaprint N.V.’s articles of association, as amended, attached as Exhibit 3.1 to this proxy statement.

Objectives of our Articles of Association

As provided in Article 3 of our articles of association, our objectives are:

•

to participate in, to finance, to collaborate with, to conduct the management of companies and other enterprises and provide advice and other services, including in relation to the conduct of online commerce;

•	to acquire, use and/or assign industrial and intellectual property rights and real property;

•	to invest funds;

•

the borrowing, lending and raising of funds, including the issuance of bonds, promissory notes or other securities or evidence of indebtedness as well as entering into agreements in connection with these activities;

•

to provide security for the obligations of legal persons or of other companies with which we are affiliated in a group or for the obligations of third parties; including by means of issuing guarantees and pledging collateral; and

•	to undertake all that which is connected to the foregoing or in furtherance thereof, all in the broadest sense of the words.

Capital Structure

Authorized Share Capital. Pursuant to the articles of association, as amended on August 31, 2009, the authorized share capital of Vistaprint N.V. will amount to €2,400,000, divided into 120,000,000 ordinary shares, with a par value of €0.01 per share, and 120,000,000 preferred shares, with a par value of €0.01 per share.

Issued Share Capital. Immediately prior to the Transaction, the issued share capital of Vistaprint N.V. was equal to €45,000, divided into 4,500,000 ordinary shares with a par value of €0.01 per share, all of which were held by VistaPrint Limited. In the Transaction, Vistaprint N.V. issued one ordinary share in exchange for each VistaPrint Limited common share. Vistaprint N.V. assumed the equity incentive plans and the obligation to deliver shares under VistaPrint Limited’s equity incentive plans pursuant to the terms of the Assumption Agreement. As of 4:00 p.m. on August 31, 2009 following the completion of the Transaction, the issued share capital of Vistaprint N.V. was €493,973 comprising 43,001,602 ordinary shares, 1,895,662 Treasury Shares and 4,500,000 ordinary shares initially held by VistaPrint Limited (which were issued in connection with the formation of Vistaprint N.V.), and no issued preferred shares.

Vistaprint N.V. may issue ordinary shares and preferred shares subject to the maximum prescribed by its authorized share capital contained in its articles of association, as amended. The management board has the power to issue ordinary shares if and to the extent that the general meeting of shareholders has designated the management board such authority. A designation of authority to the management board to issue ordinary shares remains effective for the period specified by the general meeting and may be up to five years from the date of designation. A general meeting of shareholders may renew annually this designation. Without this designation, only the general meeting of shareholders has the power to authorize the issuance of ordinary shares. Any resolution to issue ordinary shares by the management board, if designated thereto, is subject to prior approval of the supervisory board. Our management board has been authorized to issue ordinary shares until August 2014 under the restrictions as specified in the articles of association, as amended.

The provisions for the issuance of preferred shares are similar to the provisions for the issuance of ordinary shares described in the preceding paragraph. However, if the issuance of preferred shares is effected pursuant to a resolution of a corporate body other than the general meeting of shareholders, then not later than 24 months following the initial issuance of the preferred shares, a general meeting of shareholders shall be convened for the purpose of purchasing or withdrawing the preferred shares. If the meeting does not resolve to purchase or withdraw the preferred shares, a general meeting of shareholders will be held twelve months thereafter for the purpose of considering the purchase or withdrawal of the preferred shares, and this meeting will be repeated for each of the following twelve months until no preferred shares are outstanding. This procedure does not apply to preferred shares that have been issued pursuant to a resolution by, or with the prior approval of, the general meeting of shareholders.

In connection with the issuance of ordinary shares, at least the nominal, or par, value must be paid for such shares. In connection with the issuance of preferred shares, it may be stipulated that an amount not less than 25% of the nominal, or par, value may be paid for such shares upon issuance. No obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise.

Subject to Dutch law, payment for shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by Vistaprint N.V.

All of the authorized preferred shares have been reserved and will be subject to an option to purchase those shares to be granted, following the Transaction, to a foundation (the “Foundation”), whose board shall consist of at least three members, the majority of whom will be independent of Vistaprint N.V. The transfer of outstanding preferred shares is restricted under the articles of association and any transfer requires the approval of our management board.

Any increase in the number of authorized ordinary shares or preferred shares would require the approval of an amendment to the articles of association in order to effect such increase. Such amendment would need to be made by a proposal of the management board, which proposal would require approval of the supervisory board and adoption by the shareholders at a general meeting by a majority vote.

Preemptive Rights

Holders of Vistaprint N.V. ordinary shares have a ratable preemptive right to subscribe for ordinary shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Holders of preferred shares have a ratable preemptive right to subscribe for preferred shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Holders of ordinary shares will not have any preemptive right to subscribe for preferred shares that we issue and holders of preferred shares will not have preemptive right to subscribe for ordinary shares that we issue. Our shareholders have no ratable preemptive subscription right with respect to ordinary shares or preferred shares, as applicable, issued (1) for consideration other than cash, (2) to our employees or the employees of our Vistaprint group of companies or (3) to a party exercising a previously obtained right to acquire shares. The right of our shareholders to subscribe for ordinary shares or preferred shares, as applicable, pursuant to this preemptive right may be eliminated or limited by the general meeting of shareholders. If the general meeting of shareholders delegates its authority to the management board for this purpose, then the management board will have the power to limit or eliminate the preemptive rights of holders of ordinary shares and preferred shares. Such a proposal requires the approval of at least two-thirds of the votes cast by shareholders at a general meeting if less than half of the issued share capital is represented at the meeting. Designations of authority to the management board may remain in effect for up to five years and may be renewed for additional periods of up to five years. Our management board will be initially authorized to limit or eliminate the preemptive rights of holders of ordinary shares and preferred shares until August 2014.

Dividends

Our management board, with the prior approval of the supervisory board, may determine to reserve all or part of the profits shown in the Vistaprint N.V. annual accounts as adopted by the general meeting of shareholders. The general meeting of shareholders has discretion as to the use of that portion of our annual profits remaining after reservation. However, in the event that preferred shares are issued and outstanding, our articles of association as amended provide that a dividend shall first be paid on the preferred shares in an amount equal to the dividend provided for in those articles of association before any dividends are reserved or paid on the ordinary shares. If the annual profit is not sufficient to satisfy the dividend payable to the holders of the preferred shares, such amount in excess of the annual profit shall be paid out of Vistaprint N.V.’s reserves. On a proposal of the management board, which has been approved by the supervisory board, the general meeting of shareholders may resolve to make payments out of our share premium reserve or out of any other reserve available for shareholder distributions under Dutch law. We may not pay any dividends if the payment would reduce shareholders’ equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Vistaprint N.V. prepared under Dutch law, which may differ from our consolidated financial statements.

At its discretion, and subject to statutory provisions and the articles of association, the management board, with the approval of the supervisory board, may decide to distribute interim dividends on the preferred shares or ordinary shares before the annual accounts for any financial year have been adopted at a general meeting of shareholders. In addition, the management board, with the approval of the supervisory board, may decide that all or part of Vistaprint N.V.’s profits should be retained and not made available for distribution to ordinary shareholders.

Although laws vary from state to state within the United States, uncollected dividends and shares may be considered abandoned property under the laws of a shareholder of record’s state of residence after a period of time, ranging from three years to five years, has passed since that shareholder’s last contact with our transfer agent. If a shareholder of record does not claim dividends from our transfer agent within the applicable time period, our transfer agent, in accordance with applicable state law, will transfer the amount of the unclaimed dividend and the related shares to the treasury of that shareholder’s state of residence as reflected in the transfer agent’s records, which may not be that shareholder’s actual state of residence. Amounts paid to a state treasury in this manner will not be repaid to us, and whether or not that shareholder is subsequently permitted to recover the property from the state treasury will depend on that state’s law. Under Dutch law and our articles of association as amended, a shareholder may remain entitled to collect cash dividends or other distributions from us until five years after the date on which the dividend or distribution became due and payable.

The management board, with the approval of the supervisory board, may decide that dividends or other distributions are to be paid in cash (including U.S. dollars), ordinary shares, preferred shares or a combination thereof.

Repurchases of Shares

We may acquire ordinary shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:

•

our shareholders’ equity, less the amount to be paid for the ordinary shares to be acquired, exceeds the sum of (1) our share capital account plus (2) any reserves required to be maintained by Dutch law or our articles of association; and

•

after the acquisition of ordinary shares, we and our subsidiaries would not hold, or hold as pledgees, ordinary shares having an aggregate par value that exceeds 50% of our issued share capital account, as these amounts would be calculated in our audited Dutch statutory annual accounts prepared in accordance with International Financial Reporting Standards, or IFRS, Dutch GAAP or such other accounting standards as may be required or permitted by applicable Dutch law (the “Local Financial Statements”).

Our management board, with the approval of the supervisory board, may repurchase ordinary shares only if our shareholders have authorized the management board to do so. Subject to such necessary approvals, our management board is authorized to repurchase the maximum permissible amount of ordinary shares on the NASDAQ Global Select Market during the 18-month period ending in February 2011, the maximum initial term under Dutch law, at prices between an amount equal to the nominal value of the ordinary shares and an amount equal to 110% of the market price of the ordinary shares on the NASDAQ Global Select Market (the market price being deemed to be the average of the closing price on each of the 30 consecutive days of trading preceding the three trading days prior to the date of repurchase).

The authorization is not required for the acquisition of our ordinary shares listed on the NASDAQ Global Select Market for the purpose of transferring the shares to employees under our equity incentive plans.

The management board is also authorized to repurchase the maximum number of preferred shares allowed under Dutch law from the Foundation during the 18 month period ending February 28, 2011.

If the issuance of preferred shares is effected pursuant to a resolution of a corporate body other than the general meeting of shareholders, then not later than 24 months following the initial issuance of the preferred shares, a general meeting of shareholders shall be convened for the purpose of purchasing or withdrawing the preferred shares. If the meeting does not resolve to purchase or withdraw the preferred shares, a general meeting of shareholders will be held twelve months thereafter for the purpose of considering the purchase or withdrawal of the preferred shares, and this meeting will be repeated for each of the following twelve months until no preferred shares are outstanding. This procedure does not apply to preferred shares that have been issued pursuant to a resolution by, or with the prior approval of, the general meeting of shareholders.

Reduction of Share Capital

Upon a proposal of the management board, as approved by the supervisory board, at a general meeting of shareholders, our shareholders may vote to reduce Vistaprint N.V.’s issued share capital, by canceling shares held by us in treasury or by reducing the nominal value of the shares by amendment to the articles of association. In either case, this reduction would be subject to applicable statutory provisions. In order to be approved, a resolution to reduce the capital requires approval of a majority of the votes cast at a meeting if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the meeting if less than half of the issued capital is represented at the meeting. A resolution that would result in the reduction of capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. A resolution to reduce capital requires notice to the creditors of Vistaprint N.V. who have the right to object to the reduction in capital under specified circumstances.

General Meetings of Shareholders and Voting Rights

Each ordinary and preferred shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of six specified locations in the Netherlands (Amsterdam, Venlo, The Hague, Rotterdam, Haarlemmermeer or Baarlo) within six months after the end of our fiscal year. Our supervisory board or our management board may convene additional general meetings as often as they deem necessary. Pursuant to Dutch law, one or more shareholders representing at least 10% of the issued share capital of Vistaprint N.V. may request the Dutch courts to order that a general meeting be held. Dutch law does not restrict the rights of holders of ordinary shares and preferred shares who do not reside in the Netherlands from holding or voting their shares.

We will give notice of each meeting of shareholders by publication in at least one national daily newspaper distributed throughout the Netherlands and in any other manner that we may be required to follow in order to comply with applicable stock exchange and SEC requirements. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the supervisory board or the management board, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting. Shareholders representing at least 1% of the issued share capital or the equivalent of at least €50 million in aggregate market value have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request is received by us no later than 60 days before the day the relevant shareholder meeting is held and such request is not contrary to a significant interest of ours.

The management board may decide that shareholders are entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations. The management board may adopt a resolution containing conditions for the use of electronic means of communication in writing. If the management board has adopted such regulations, they will be disclosed with the notice of the meeting as provided to shareholders.

Each share is entitled to one vote. Voting rights may be exercised by shareholders registered in Vistaprint N.V.’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Vistaprint N.V.’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Vistaprint N.V. or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast, except where Dutch law or our articles of association provide for a special majority.

Matters requiring a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital include, among others:

•	a resolution to cancel a binding nomination for the appointment of members of the management board and supervisory board;

•

a resolution to appoint members of the management board or supervisory board, if the supervisory board fails to use its right to submit a binding nomination, or if the binding nomination is set aside; and

•	a resolution to dismiss or suspend members of the management board or supervisory board other than pursuant to a proposal by the supervisory board.

Matters requiring a majority of at least two-thirds of the votes cast, if less than 50% of our issued share capital is represented include, among others:

•

a resolution of the general meeting of shareholders regarding restricting and excluding pre-emptive rights, or decisions to designate the management board as the body authorized to exclude or restrict pre-emptive rights;

•	a resolution of the general meeting of shareholders to reduce our outstanding share capital; and

•	a resolution of the general meeting of shareholders to have us merge or demerge.

Quorum for General Meetings

Under our articles of association, holders of at least one-third of the outstanding shares must be represented at a meeting to constitute a quorum.

Management Structure

We have a two-tier board structure consisting of a management board (raad van bestuur) and a supervisory board (raad van commissarissen).

Management Board

Powers, Composition and Function. The management board is responsible for the day-to-day management of Vistaprint N.V.’s operations under the supervision of the supervisory board. The management board is required to keep the supervisory board informed, consult with the supervisory board on important matters and submit certain important decisions to the supervisory board for its prior approval. The management board may perform all acts necessary or useful for achieving Vistaprint N.V.’s corporate purpose, with the exception of those acts that are prohibited by law or by our articles of association. The management board as a whole is authorized to represent Vistaprint N.V., as is each member of the management board individually.

Vistaprint N.V.’s articles of association provide that the number of members of the management board will be determined by the supervisory board. Each member of the management board is appointed for a maximum of four years, which appointment can be renewed for another period of not more than four years at a time. Unless a member of the management board has resigned at an earlier date, his or her term of office shall lapse on the day of the general meeting, to be held in the fourth year after the year of his or her appointment. A member of the management board may be re-appointed with due observance of the preceding sentence.

The general meeting of shareholders appoints the members of the management board, subject to the right of the supervisory board to make a binding nomination in accordance with the relevant provisions of the Dutch Civil Code. The general meeting of shareholders may at all times, by a resolution passed with a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital, resolve that the nomination submitted by the supervisory board is not binding. In such case, a new meeting is called at which the resolution for appointment shall require a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital.

If the supervisory board fails to use its right to submit a binding nomination, the general meeting of shareholders may appoint members of the management board with a resolution passed with a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital. A resolution of the general meeting of shareholders to suspend or dismiss members of the management board, other than pursuant to a proposal by the supervisory board, requires a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital.

Remuneration. The supervisory board, or a committee of the supervisory board to whom the supervisory board has properly delegated authority, establishes the remuneration of the individual members of the management board, in accordance with the management board remuneration policy as adopted by the general meeting of shareholders. The supervisory board presents to the general meeting of shareholders for approval any scheme providing for the remuneration of the members of the management board in the form of shares or options.

Supervisory Board

Powers, Composition and Functioning. The supervisory board is responsible for supervising the conduct of the management board and the general course of our business, as well as for providing advice to the management board. In performing its duties, the supervisory board is required to act in the interests of our business as a whole. The members of the supervisory board are not authorized to represent us in dealings with third parties.

Our articles of association provide that the number of members of the supervisory board will be determined by the supervisory board, and will consist of three or more members. Each member of the supervisory board is appointed for a maximum of four years, which appointment can be renewed for additional periods of not more than four years at a time. The members of the supervisory board retire periodically in accordance with a rotation schedule.

The general meeting of shareholders appoints the members of the supervisory board, subject to the right of the supervisory board to make a binding nomination. The general meeting of shareholders may at all times, by a resolution passed with a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital, resolve that the nomination submitted by the supervisory board is not binding. In such case, a new meeting is called at which the resolution for appointment shall require a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital.

If the supervisory board fails to use its right to submit a binding nomination, the general meeting of shareholders may appoint members of the supervisory board with a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital.

The general meeting of shareholders may suspend or dismiss supervisory board members at any time. A resolution of the general meeting of shareholders to suspend or dismiss members of the supervisory board, other than pursuant to a proposal by the supervisory board, requires a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital.

The articles of association require certain decisions of the management board to be approved by the supervisory board. These decisions include the issue of shares or granting of rights to subscribe for shares, and the exclusion of pre-emptive rights, to the extent that these rights are vested in the management board; proposals to amend the articles of association; proposals to merge or demerge; proposals to dissolve Vistaprint N.V.; and proposals for capital reductions.

Remuneration. The remuneration of the members of the supervisory board is determined by the general meeting of shareholders.

Inspection of Books and Records

Under Dutch law, the management board and the supervisory board are required to provide all information requested by the shareholders’ meeting, but not to individual shareholders, and unless a significant interest of Vistaprint dictates otherwise. Our shareholders’ register is available for inspection by the shareholders, although such inspection right does not apply to the part of our shareholders’ register that is kept in the United States pursuant to U.S. listing requirements.

Special Investigation

Pursuant to Dutch law, only one or more shareholders jointly holding an interest of 10% or more of the issued capital in a company, or the shares with a nominal value in excess of €225,000, have the right to require an investigation into the affairs of a company (Enquêterecht) with the Enterprise Chamber at the Court of Appeal in Amsterdam, which we refer to as the Enterprise Chamber.

Appraisal Rights and Acquisitions

Subject to the following exceptions, Dutch corporate law does not recognize the concept of appraisal or dissenters’ rights. In cross-border statutory mergers, minority shareholders of the disappearing company who voted against the cross-border merger can file a request for compensation with the acquiring company within one month after the decision to merge. If the parties cannot agree, one or more independent experts shall determine the compensation.

In addition, a shareholder holding at least 95% of the Vistaprint N.V.’s share capital may request the Enterprise Chamber to order the transfer of the shares of the remaining shareholders (squeeze out). The Enterprise Chamber will determine the price to be paid for the shares, if necessary after appointment of experts.

Anti-Takeover Provisions

Articles of Association. Vistaprint N.V.’s articles of association have provisions that could have an anti-takeover effect, including the ability to issue preferred shares. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the supervisory board and the management board in the policies formulated by the supervisory board and management board, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Vistaprint N.V.’s articles of association.

Dutch law also includes advance notice provisions for action to be taken at any meeting of shareholders, which includes a requirement that the inclusion of additional items on the agenda of shareholder meetings be received by us no later than 60 days before the day the relevant shareholder meeting is held.

Under Dutch law, supervisory board members and management board members may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Dutch law and Vistaprint N.V.’s articles of association. Vistaprint N.V.’s articles of association provide that a decision of the shareholders at a general meeting to remove a member of the management board or supervisory board, if not proposed by the supervisory board, requires the vote of shareholders holding at least two-thirds of the votes cast, representing more than 50% of the issued capital.

The Foundation. Following the close of the Transaction, the Foundation will be established. The board of the Foundation shall consist of at least three members, the majority of whom will be independent of Vistaprint N.V. The purpose of the Foundation will be to safeguard Vistaprint N.V.’s interests, the enterprise connected therewith and all the parties having an interest therein and to exclude as much as possible influences which could threaten, among other things, Vistaprint N.V.’s continuity, independence and identity.

Vistaprint N.V. will enter into an option agreement with the Foundation. Under the terms of the option agreement between Vistaprint N.V. and the Foundation, the Foundation will be granted a call option, pursuant to which it may acquire a number of preferred shares up to a maximum of the total number of outstanding ordinary shares. One of the principal purposes of the preferred shares is to provide a protective measure against unsolicited take-over bids or unsolicited material changes to the policy of the company or the composition of the management board or supervisory board.

For other provisions that could be considered to have an anti-takeover effect, see “—General Meetings of Shareholders and Voting Rights” above.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Vistaprint N.V. is Vistaprint N.V. Vistaprint N.V. is incorporated and domiciled in Venlo, the Netherlands, and operates as a Dutch limited liability company (naamloze vennootschap) and is registered with the Trade Register of the Chamber of Commerce of Venlo. Vistaprint N.V.’s fiscal year will run from July 1 to June 30.

The address of Vistaprint N.V.’s registered office is Vistaprint N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands, and the telephone number at that address is 31-77-850-7700.

Duration, Amendment of Articles of Association and Winding Up

Vistaprint N.V.’s duration is unlimited. A resolution of the general meeting of shareholders to amend the articles of association or to dissolve Vistaprint N.V. may only be taken at the proposal of the management board, which proposal shall require the approval of the supervisory board. A resolution to amend the articles of association or dissolve Vistaprint N.V. must be approved by at least a majority of the votes cast by the shareholders at the meeting on such matter.

Liquidation Rights

In the event of a dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be distributed first to the holders of the outstanding preferred shares in the amount provided for in the articles of association and the remaining balance shall be distributed to holders of the ordinary shares in proportion to their nominal possession of such shares.

The holders of preferred shares are entitled to receive, in connection with any dissolution or liquidation, the nominal amount paid by such holder for the preferred shares, plus any unpaid dividends payable pursuant to the articles of association.

Written Action of Shareholders

Shareholders of Vistaprint N.V. are not entitled to adopt resolutions by written consent.

Certificated and Uncertificated Shares

Vistaprint N.V. is only authorized to issue registered shares in uncertificated form. No shares will be issued in certificated form.

Stock Exchange Listing

Effective September 1, 2009, the ordinary shares of the Dutch company will be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same symbol under which the common shares in VistaPrint Limited were listed.

No Conversion

The ordinary shares and preferred shares are not convertible into shares of any other class or series.

Insider Trading and Market Abuse

Pursuant to the section of the Dutch Financial Supervision Act implementing the Market Abuse Directive 2003/6/EC and related Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, the prohibitions on insider trading, disclosure of inside information to third parties or market manipulation as laid down in the Dutch Financial Supervision Act are applicable. Non-compliance with these prohibitions may lead to criminal fines, administrative fines, imprisonment or other sanctions.

Corporate Governance Code

The Dutch Corporate Governance Code applies to companies with a registered office in the Netherlands and a listing on a government-recognized stock exchange. Vistaprint N.V., which has its registered office in Venlo and which we intend to list on the NASDAQ Global Select Market after the Redomestication, falls within the scope of the Dutch Corporate Governance Code. Under the Dutch Corporate Governance Code, we are required either to apply the provisions of the Dutch Corporate Governance Code or to disclose and explain any deviation in our Dutch annual report. As our shares are listed on NASDAQ only, we intend to take all actions necessary for us to maintain compliance with the corporate governance rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002 and related regulations. As a result, we will not apply a number of the Dutch best practice provisions. To comply with the Dutch Corporate Governance Code, we will disclose in our Dutch annual report to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations.

Transfer and Registration of Shares

Vistaprint N.V. has not imposed any restrictions applicable to the transfer of Vistaprint N.V. ordinary shares. Vistaprint N.V.’s share register will initially be kept by ComputerShare, which acts as transfer agent and registrar. The share register reflects only record owners of Vistaprint N.V. shares.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	The Articles of Association of Vistaprint N.V., as amended, in effect as of August 31, 2009.

10.1	Form of Indemnification Agreement by and between Vistaprint N.V. and each member of the management board and supervisory board.

10.2	Assumption Agreement by and between VistaPrint Limited and Vistaprint N.V., dated as of June 30, 2009.

99.1	Press Release dated August 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2009	VISTAPRINT N.V.

	By:	/s/ Michael Giannetto
Michael Giannetto Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	The Articles of Association of Vistaprint N.V., as amended, in effect as of August 31, 2009.

10.1	Form of Indemnification Agreement by and between Vistaprint N.V. and each member of the management board and supervisory board.

10.2	Assumption Agreement by and between VistaPrint Limited and Vistaprint N.V., dated as of June 30, 2009.

99.1	Press Release dated August 31, 2009.